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                                                                EXHIBIT 99.15(c)

                          EATON VANCE MUNICIPALS TRUST

                              AMENDED SERVICE PLAN
                              (Traditional Funds)


     WHEREAS, Eaton Vance Municipals Trust (the "Trust") engages in business as an open-end management investment company with multiple series and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trust adopted separate Service Plans (the "Original Plans") on behalf of each of its series listed on Schedule A (the "Funds"), pursuant to which each Fund has made payments in connection with the distribution of shares of the Fund;

     WHEREAS, the Trust desires to adopt this Amended Service Plan pursuant to which each Fund intends to pay service fees as contemplated in subsections (b) and (d) of Section 26 of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD Rules");

     WHEREAS, the Trust employs Eaton Vance Distributors, Inc. to act as Principal Underwriter (as defined in the Act) of Fund shares;

     WHEREAS, the Trustees of the Trust have determined that it is desirable to amend and replace the Original Plans with this Amended Service Plan on behalf of the Funds listed on Schedule A; and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that adoption of this Amended Service Plan will benefit each Fund and its shareholders.

     NOW, THEREFORE, the Trust hereby adopts this Amended Service Plan (the "Plan") on behalf of each Fund in accordance with Rule 12b-1 under the Act and containing the following terms and conditions:

     1. The Fund may make payments of service fees to the Principal Underwriter, Authorized Firms and other persons. The aggregate of such payments during any fiscal year of the Fund shall not exceed .25% of the Fund's average daily net assets for such year. Appropriate adjustment of service fee payments shall be made whenever necessary to ensure that no such payment shall cause the Fund to exceed the applicable maximum cap imposed thereon by paragraph (5) of subsection
(d) of Section 26 of Article III of the NASD Rules.

     2. This Plan shall not take effect until after it has been approved by both a majority of (i) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operations of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), and (ii) all of the Trustees then in office, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

     3. Any agreements between the Trust on behalf of the Fund and any person relating to this Plan shall be in writing and shall not take effect until approved in the manner provided for Trustee approval of this Plan in Section 2.

     4. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for Trustee approval of this Plan in Section 2.

     5. The persons authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement made on behalf of the Fund shall be the President or any Vice President of the Trust. One or more of such persons shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     6. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities of the Fund.

     7. This Plan may not be amended to increase materially the payments to be made by the Fund as provided in Section 1 unless such amendment, if required by law, is approved by a vote of at least a majority of the outstanding voting securities of the Fund. In addition, all material amendments to this Plan shall be approved in the manner provided for in Section 2. Additional series of the Trust will become a Fund hereunder upon approval by the Trustees of the Trust and amendment of Schedule A with respect to such series.

     8. While this Plan is in effect, the selection and nomination of the Rule 12b-1 Trustees shall be committed to the discretion of the Rule 12b-1 Trustees.

     9. The Trust shall preserve copies of this Plan and any related agreements made by the Trust on behalf of the Fund and all reports made pursuant to Section 5, for a period of not less than six years from the date of this Plan, or of the agreements or of such report, as the case may be, the first two years in an easily accessible place.

     10. Consistent with the limitation of shareholder, officer and Trustee liability as set forth in the Trust's Declaration of Trust, any obligations assumed by the Fund pursuant to this Plan shall be limited in all cases to the assets of the Fund and no person shall seek satisfaction thereof from the shareholders of the Trust, officers or Trustees of the Trust or any other series of the Trust.

     11. When used in this Plan, the term "service fees" shall have the same meaning as such term has in subsections (b) and (d) of Section 26 of Article III of the NASD Rules. When used in this Plan, the term "vote of a majority of the outstanding voting securities" shall mean the vote of the lesser of (a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Fund.

     12. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or regulation of the Securities and Exchange Commission or otherwise, the remainder of this Plan shall not be affected thereby.

     13. This Plan shall amend, replace and be substituted for the Original Plans as of the opening of business on June 20, 1995 and this Plan shall be effective as of such time.

                             ADOPTED JUNE 19, 1995

                                     * * *

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                                   SCHEDULE A

                          EATON VANCE MUNICIPALS TRUST

                              AMENDED SERVICE PLAN
                              (TRADITIONAL FUNDS)

                              DATED JUNE 19, 1995


Name of Fund                                    Inception Date of Original Plan
------------                                    -------------------------------

EV Traditional Connecticut Tax Free Fund                March 21, 1994
EV Traditional Florida Tax Free Fund                    March 7, 1994
EV Traditional National Municipals Fund                 March 7, 1994
EV Traditional New Jersey Tax Free Fund                 March 21, 1994
EV Traditional New York Tax Free Fund                   March 7, 1994
EV Traditional Pennsylvania Tax Free Fund               March 21, 1994

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                               AMENDED SCHEDULE A

                          EATON VANCE MUNICIPALS TRUST

                              AMENDED SERVICE PLAN
                              (TRADITIONAL FUNDS)

                         EFFECTIVE: SEPTEMBER 29, 1995


Name of Fund                                    Inception Date of Original Plan
------------                                    --------------------------------

EV Traditional California Municipals Fund*              April 14, 1994
EV Traditional Connecticut Tax Free Fund                March 21, 1994
EV Traditional Florida Tax Free Fund                    March 7, 1994
EV Traditional National Municipals Fund                 March 7, 1994
EV Traditional New Jersey Tax Free Fund                 March 21, 1994
EV Traditional New York Tax Free Fund                   March 7, 1994
EV Traditional Pennsylvania Tax Free Fund               March 21, 1994


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*This fund is a successor in operations to a fund which was reorganized, effective October 1, 1995.